Sinkler & Boyd
                              The Palmetto Center
                          1426 Main Street, Suite 1200
                      Columbia, South Carolina 29201-2834

                                                   January 2, 1997



Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

     With respect to Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A under Securities Act of 1933, as amended, of Seligman Municipal Fund Series, Inc., we have reviewed the material relative to South Carolina Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commissions remains unchanged.

     We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "South Carolina Taxes." In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                            Very truly yours,

                                            Sinkler & Boyd, P.A.